Exhibit 99.1

Guardion Health Sciences Announces Financial Results

for the Three Months Ended March 31, 2021

Company Provides Corporate Update and Overview of Growth Plans

SAN DIEGO, CALIFORNIA – May 17, 2021 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition and diagnostics company that develops clinically supported nutrition, medical foods, supplements and medical devices, announced financial results for the three months ended March 31, 2021 and is also providing a corporate update for shareholders.

Effective March 1, 2021, the Company effectuated a 1-for-6 reverse split of its outstanding common stock. Accordingly, all share and per share amounts included herein have been retroactively adjusted to reflect the reverse stock split for all periods presented.

Financial highlights for the quarter ended March 31, 2021 include the following:

●	Total revenue of $233,297 for the quarter ended March 31, 2021, as compared to $245,723 for the quarter ended March 31, 2020, a decrease of approximately 5%.

●	Net loss for the quarter ended March 31, 2021 of $(2,669,525) or $(0.13) per share, as compared to a net loss of $(2,346,913) or $(0.18) per share for the quarter ended March 31, 2020.

●	Cash balance of $43,329,674 and net working capital of $43,012,927 at March 31, 2021.

Corporate highlights for the quarter ended March 31, 2021 and subsequently include the following:

●	Bret Scholtes joined the Company as President and Chief Executive Officer, and as a member of the Board of Directors. Mr. Scholtes is a veteran of the nutritional products industry who also has experience leading an NYSE listed public company.

●	The Company initiated a placebo-controlled clinical trial to study the impact on visual function, as measured by visual field sensitivity, in patients with glaucoma after a 12-week regimen of the Company’s GlaucoCetin® product.

●	The Company completed equity financings that generated gross proceeds of $35,000,000, before commissions and other costs, and generated additional proceeds from the exercise of warrants of $3,568,415.

●	Ho Wah Genting Berhad (HWGB), Guardion’s exclusive distributor in Malaysia, advised the Company that Astramern Astra H (formerly Astramern Nutra H), an immune support dietary supplement designed and produced by the Company, has been granted product registration approval by the Malaysian National Pharmaceutical Regulatory Agency (“NPRA”). The Company’s vitamin formulation, Astramern Nutra V, had previously received product approval from the NPRA in August 2020. These immune support dietary supplements are designed to be packaged together for sale by HWGM in Malaysia.

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented, “I joined Guardion as CEO in early January 2021. During the first quarter of 2021, I am pleased that we were able to implement and complete several major initiatives. Of particular note, were able to accomplish Guardion’s transition from financial uncertainty to financial stability through the successful capital raises. We completed a reverse stock split to maintain our listing on the Nasdaq Capital Market.”

“I am excited for the future and the role we can play in addressing the health needs of consumers. Our strategy is to build Guardion into a leading clinical nutrition company, with the objective that Guardion becomes a leader in our target markets. We are also continuing to assess and evaluate our business, core fundamentals and capabilities, and market opportunities for the Company’s products and services.”

“At certain stages of our lives, and as we age, our ability to obtain essential nutrients from our diets, declines. These nutrients support critical metabolic pathways. Our clinical studies aim to demonstrate that the correct supply of these nutrients can restore certain functions in the body. The Centers for Disease Control and Prevention estimates that approximately 12 million people 40 years of age in the United States have vision impairment. The Company believes that specific and targeted nutrition strategies can help to offset vision loss in many of these eye conditions. Consumers with eye disease, as well as other age-related conditions, represents significant and underserved markets. We utilize our understanding of particular markets and our scientific knowledge to conduct clinical studies that demonstrate the impact of clinical nutrition to help offset the impact of these conditions, such as supporting visual function in certain types of eye disease. This type of investment underpins our strategy of supporting our scientifically developed brands with strong clinical evidence. We can provide valuable and differentiated solutions to healthcare professionals and their patients that make meaningful contribution to the quality of life.”

“The process for creating long-term sustainable value involves analyzing areas of consumer needs and interest, seeking out market gaps, and then designing clinical studies to focus on these areas. We are committed to developing brands and products that are differentiated by science and can generate compelling product claims, and then executing detailed marketing plans that implement an omni-channel marketing and sales effort. We are also in the process of establishing our nascent brands and identifying core customer bases where we can accelerate our marketing efforts once our clinical support and scientific evidence is in place.”

Mr. Scholtes concluded, “Over the long-term, the key to our success will be our ability to create value for well-differentiated and robust brands that are based on strong, clinically proven claims that address consumer needs in growing markets, both domestically and internationally. We are committed to bringing compelling products to market under these brands that are supported by strong scientific evidence. We appreciate the support of our shareholders as we focus on the Company’s evolution during 2021.”

Financial Results

Quarter Ended March 31, 2021

Total revenue for the quarter ended March 31, 2021 decreased by approximately 5% to $233,297, as compared total revenue for the quarter ended March 31, 2020 of $245,723. The relatively flat overall performance reflects a combination of improved sales of medical foods and nutraceuticals, offset by a decrease in medical device sales primarily due to the impact of COVID-19 office closures for many in our customer base. In addition, the Company sold one MapcatSF device in the quarter ended March 31, 2020 for approximately $25,000. There have been no further sales of MapcatSF devices.

Operating expenses for the quarter ended March 31, 2021 were $2,769,807, as compared to operating expenses for the quarter ended March 31, 2020 of $2,472,837, an increase of approximately 12%.

Net loss for the quarter ended March 31, 2021 was $(2,669,525), as compared to net loss for the quarter ended March 31, 2020 of $(2,346,913), an increase of approximately 14%.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition and diagnostics company. Guardion’s portfolio of science-based, clinically supported nutrition, medical foods, and diagnostic products support healthcare professionals, their patients, and consumers in achieving health goals. Guardion’s commercial and developmental initiatives are supported by equally impressive scientific and medical advisory boards, led by seasoned business executives and physicians with many years of experience. This combination of expertise and scientific knowledge forms the foundation of Guardion’s growing position within the eye care industry and the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U. S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward- looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
CORE IR
Scott Arnold
516-222-2560
scotta@coreir.com

Media Relations Contact:
Jules Abraham
Director of Public Relations
CORE IR
917-885-7378
julesa@coreir.com

Guardion Health Sciences, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets

Current assets
Cash	$43,329,674	$8,518,732
Accounts receivable	64,897	11,248
Inventories	288,527	384,972
Prepaid expenses	312,523	179,931

Total current assets	43,995,621	9,094,883

Deposits	11,751	11,751
Property and equipment, net	265,978	285,676
Right of use asset, net	379,120	418,590
Intangible assets	50,000	50,000

Total assets	$44,702,470	$9,860,900

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$230,403	$608,313
Accrued expenses	518,826	127,637
Payable to former officer	67,708	148,958
Derivative warrant liability	-	25,978
Operating lease liability – current	165,757	162,845
Total current liabilities	982,694	1,073,731

Operating lease liability – long term	229,430	271,903

Total liabilities	1,212,124	1,345,634

Commitments and contingencies

Stockholders’ Equity

Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; 250,000,000 shares authorized; 24,426,993 and 15,170,628 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	24,427	15,171
Additional paid-in capital	100,192,794	62,583,423
Accumulated deficit	(56,726,875)	(54,083,328)

Total stockholders’ equity	43,490,346	8,515,266

Total liabilities and stockholders’ equity	$44,702,470	$9,860,900

Guardion Health Sciences, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Revenue
Medical foods	$162,143	$139,789
Medical devices	71,154	91,190
Other	-	14,744
Total revenue	233,297	245,723

Cost of goods sold
Medical foods	84,917	66,196
Medical devices	48,098	40,642
Other	-	2,270
Total cost of goods sold	133,015	109,108

Gross profit	100,282	136,615

Operating expenses
Research and development	20,608	31,188
Sales and marketing	457,727	488,846
General and administrative	2,291,472	1,952,803

Total operating expenses	2,769,807	2,472,837

Loss from operations	(2,669,525)	(2,336,222)

Other expenses:
Interest expense	-	(1,747)
Change in fair value of derivative liability	-	(8,944)

Total other expenses	-	(10,691)

Net loss	$(2,669,525)	$(2,346,913)

Net loss per common share – basic and diluted	$(0.13)	$(0.18)
Weighted average common shares outstanding – basic and diluted	21,351,380	13,105,061

	For the Three Months Ended March 31, 2021
	Corporate	Medical Foods and Nutraceuticals	Medical Devices	Total

Revenue	$-	$162,143	$71,154	$233,297

Cost of goods sold	-	84,917	48,098	133,015

Gross profit	-	77,226	23,056	100,282

Stock compensation expense	387,615	-	-	387,615

Operating expenses	1,150,600	1,176,127	55,465	2,382,192

Loss from operations	$(1,538,215)	$(1,098,901)	$(32,409)	$(2,669,525)

	For the Three Months Ended March 31, 2020
	Corporate	Medical Foods and Nutraceuticals	Medical Devices	Total

Revenue	$14,744	$139,789	$91,190	$245,723

Cost of goods sold	-	78,439	30,669	109,108

Gross profit	14,744	61,350	60,521	136,615

Stock compensation expense	503,893	-	-	503,893

Operating expenses	915,552	937,123	116,269	1,968,944

Loss from operations	$(1,404,701)	$(875,773)	$(55,748)	$(2,336,222)